UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri		63141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2012, Patriot Coal Corporation (“Patriot”) entered into a commitment letter (the “Commitment Letter”) for a new revolving credit facility (the “Revolving Facility”) and a new term loan facility (the “Term Loan Facility” and, together with the Revolving Facility, the “New Facilities”) in a combined aggregate principal amount of $625 million with Citigroup Global Markets Inc., as Administrative Agent (“Citi”), Natixis, New York Branch (“Natixis”), and Barclays Bank PLC (“Barclays”, and together with Natixis and Citi, the “Commitment Parties”). Patriot intends to use the proceeds from the New Facilities to finance the repayment in full and retirement of Patriot’s outstanding obligations under the Amended and Restated Credit Agreement dated as of May 5, 2010 between Patriot, Bank of America, N.A., as administrative agent, and the other lenders party thereto and to finance the repurchase and retirement of the $200 million of convertible notes which mature in April 2013. All obligations under the New Facilities will be guaranteed by all of the existing and future, direct and indirect, wholly-owned, domestic restricted subsidiaries of Patriot, subject to certain exceptions (the “Guarantors”). The New Facilities will be secured, the Revolving Facility on a first-priority basis and the Term Loan Facility on a second-priority basis, by substantially all of the assets of Patriot and the Guarantors.

The commitment and other obligations of the Commitment Parties are subject to the satisfaction of certain conditions precedent contained in the Commitment Letter, including without limitation the preparation, execution and delivery of mutually acceptable loan documentation for the New Facilities (the “Loan Documents”). The Loan Documents will contain conditions precedent to funding that are customary for financings of this type.

The description of the Commitment Letter in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Commitment Letter and Exhibit A thereto, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2012, Patriot issued a press release setting forth Patriot’s financial results for the first quarter ended March 31, 2012. A copy of Patriot’s press release is attached hereto as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 7, 2012, Patriot’s management advised the Audit Committee of Patriot’s Board of Directors, and the Audit Committee then recommended to the Board of Directors, that Patriot’s previously issued annual consolidated financial statements for the years ended December 31, 2011 and 2010 and the independent registered public accountant’s report thereon, and the consolidated financial statements for the third and fourth quarters of the year ended December 31, 2010 and each of the four quarters of the year ended December 31, 2011, in each case filed with the Securities and Exchange Commission (the “SEC”), should no longer be relied upon as a result of an error contained therein. The Board of Directors resolved to follow this recommendation.

As disclosed in Patriot’s Form 10-K for the year ended December 31, 2011, filed on February 23, 2012, Patriot received comments from the staff of the SEC regarding its accounting treatment for certain of its selenium water treatment requirements. Specifically, these comments related to Patriot’s fluidized bed reactor (“FBR”) and ABMet facilities (together, the “Apogee FBR and Hobet ABMet water treatment facilities”). Patriot recorded as capital expenditures when incurred the costs to install the FBR water treatment facility that Apogee Coal Company, LLC (“Apogee”) is required to construct for three outfalls and the ABMet water treatment facility that Hobet Mining, LLC (“Hobet”) is required to construct for Surface Mine No. 22. As disclosed in Patriot’s Form 10-K for the year ended December 31, 2011, the total capital expenditure is estimated to be approximately $55.0 million for the Apogee FBR water treatment facility and $25.0 million for the Hobet ABMet water treatment facility.

In response to the comments received from the SEC, Patriot reviewed its accounting treatment for the Apogee FBR and Hobet ABMet water treatment facilities. As a result of that review, Patriot, in consultation with its independent registered public accountants, has determined it is necessary to restate its previously issued consolidated financial statements to accrue a liability and recognize a loss for the estimated costs of installing these two water treatment facilities as their primary use will be to treat selenium exceedances in water discharges resulting from past mining under legacy permit standards. Accordingly, Patriot intends to file on or about May 8, 2012 with the SEC an amended Annual Report on Form 10-K/A for the year ended December 31, 2011 to restate its audited consolidated financial statements for the years ended December 31, 2011 and 2010. Such restatement is increasing Patriot’s asset retirement obligation expense and net loss by $23.6 million and $49.7 million for the years ended December 31, 2011 and 2010, respectively. Such restatement has no impact on Patriot’s revenue or Adjusted EBITDA for any such prior period. Patriot’s estimated cash spending for the Apogee FBR and Hobet ABMet water treatment facilities has not changed from prior disclosures as a result of this restatement.

In connection with the restatement, management has determined that a deficiency in internal control over financial reporting associated with its accounting treatment for the Apogee FBR and Hobet ABMet water treatment facilities should have been classified as a material weakness with regard to the years ended December 31, 2011 and 2010. Patriot has remediated this material weakness.

The foregoing information is being filed pursuant to Item 4.02(a) of Form 8-K as a result of the pending restatement of the above referenced financial statements; accordingly, such prior financial statements should no longer be relied upon. The Audit Committee and executive officers of Patriot discussed with Patriot’s independent registered public accountants the matters disclosed in this Item 4.02(a) of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

10.1	Commitment Letter, dated as of May 7, 2012, by and between Patriot Coal Corporation and the Commitment Parties.

99.1*	Press Release of Patriot Coal Corporation dated May 8, 2012.

*	Furnished herewith

Safe Harbor Statement

Certain statements in this Current Report may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Patriot intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, statements regarding the restatement and related audit of Patriot’s consolidated financial statements for prior periods and the timing and impact thereof, the anticipated impact of the restatement with respect to the Apogee FBR and Hobet ABMet water treatment facilities on Patriot’s results of operations and financial condition, the amount and allocation of expense throughout the impacted periods and any changes from Patriot’s preliminary estimates and the scope of the material weakness in internal control over financial reporting and their potential effect on the restatement process. Many important factors may cause Patriot’s actual results to differ materially from those discussed in any such forward-looking statements, including the risks and uncertainties described in Patriot’s filings with the SEC. Although Patriot believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, Patriot cannot ensure that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Patriot or any other person that Patriot’s estimates, objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on Patriot’s forward-looking statements. Patriot undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Adjusted information which provides non-GAAP financial information and estimates is presented in order to improve investors’ understanding of historical and expected results and improve comparability of financial information from period to period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2012

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commitment Letter, dated as of May 7, 2012, by and between Patriot Coal Corporation and the Commitment Parties.

99.1*	Press Release of Patriot Coal Corporation dated May 8, 2012.

*	Furnished herewith